UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry Material Definitive Agreement.

On December 31, 2017, the Company issued to American Residential Fastigheter AB, a Swedish corporation (“AMREFA”), its 7% Promissory Note in the principal amount of $1,427,262.10 (the “Note”), in redemption of all outstanding shares of the Company’s Series B Convertible Preferred Stock held by AMREFA.

We have entered into a Note Modification Agreement, dated as of December 5, 2018 (the “Agreement”), with AMREFA, providing that Progreen and AMREFA have agreed to proceed with cancellation of the Series B Convertible Preferred Stock held by AMREFA to complete the redemption of said Stock; for waiver by AMREFA of any past defaults under the Note; that the entire principal amount of the Note shall be due and payable on the June 30, 2019 Maturity Date; and finally that Progreen shall provide for payment to AMREFA of all amounts due under the Note, as amended by the Agreement, from the proceeds of the Borrower’s bridge financing currently in progress.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.83	Note Modification Agreement, dated December 5, 2018, between the Company and American Residential Fastigheter AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: December 12, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer